EXHIBIT 10.14


                                 LEASE AGREEMENT


                      VENTURE TECHNOLOGY CENTER I BUILDING
                           2700 RESEARCH FOREST DRIVE
                     THE WOODLANDS, MONTGOMERY COUNTY, TEXAS


     THIS LEASE AGREEMENT ("Lease"), effective September 17, 1999 ("Effective Date"), is between WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership ("Lessor"), and GENOMETRIX INCORPORATED, a Delaware corporation ("Lessee").

     1. PREMISES. Upon the terms and conditions hereinafter set forth, Lessor does hereby lease, demise and let to Lessee, and Lessee does hereby lease and take from Lessor, approximately 71,868 net rentable square feet of floor space ("Premises"), subject to Section 48, together with all appurtenances thereto, in a building to be known as Venture Technology Center XI Building ("Building"), to be located at 2700 Research Forest Drive, The Woodlands, Montgomeiy County, Texas. The Building will be located on that certain approximately 8.0 16 acre tract of land located in the John Taylor Survey, A-547 in Montgomery County, Texas, more particularly described in EXHIBIT "A" ("Land"). The Premises is shown on the floor plan attached hereto as EXHIBIT "A-1". The address of the Premises will be 2700 Research Forest Drive, The Woodlands, Texas 77380. Lessor reserves the right to change the name of the Building whenever it desires without any liability or consent of Lessee.

     2. LOADING DOCK AND PARKING. In addition to the Premises, Lessee and its invitees are hereby granted the nonexclusive right to use the loading dock to be affixed to the Premises. Lessee shall also have the nonexclusive right to park up to 153 automobiles in the parking areas provided by Lessor on the Land. Lessor shall keep in good condition throughout the Term described below the parking areas for and vehicular access ways to the Premises. The use of such parking and access areas shall at all times be subject to such reasonable rules and regulations as Lessor may promulgate.

     3. TERM. The term of this Lease ("Term") shall commence on the date ("Commencement Date") which is the earlier of(a) December 15, 1999 or (b) the day upon which Lessee takes occupancy of the Premises, and shall expire on the last day of the ninety-sixth (96) fill calendar month following the Commencement Date. Notwithstanding any provision to the contrary contained herein, if Lessor has not tendered to Lessee possession of the Premises with all work to be performed by Lessor pursuant to the tenant improvement letter ("Tenant Improvement Letter") attached hereto as Exhibit "B", substantially completed, which allows for reasonable furniture, equipment, and personnel move in, by the date set forth in (a) above, the Commencement Date shall be the date Lessor has tendered possession of the substantially completed Premises performed by Lessor pursuant to the Tenant Improvement

Letter. Lessor is, as of the Effective Date, constructing the Building. Lessor anticipates that the Building shell will be substantially complete on November 1, 1999. Lessor shall not, however, be liable or responsible for any claims, damages or liabilities of any nature whatsoever in connection with or by reason of any delayed occupancy. Within 15 days following Lessee's receipt from Lessor of a memorandum of this Lease specifying the Commencement Date and date of expiration of the Term, Lessee agrees to execute the memorandum.

     4. USE. Lessee shall use the entire Premises solely for laboratory, light manufacturing, and office use, sample archiving, information database construction, and for no other use.

     5. ACCEPTANCE OF THE PREMISES. Upon taking possession of all or any portion of the Premises, Lessee shall be deemed to have accepted the Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that the obligations of the Lessor imposed by Exhibit "B" attached hereto have been filly performed. Lessee hereby waives any implied warranty of Lesser that the Premises are suitable for their intended commercial purpose and acknowledges and agrees that all of Lessee's obligations hereunder (including without limitation, the obligation to pay rent) are independent of any such implied warranty and agrees to perform all such obligations and pay rent notwithstanding any breach or allegation of breach by Lessor of any such implied warranty (which implied warranty as aforesaid is hereby waived by Lessee).

     6. SECURITY DEPOSIT. Lessee contemporaneously with the execution of this Lease has deposited with Lessor the sum of $69,921.69 receipt of which is hereby acknowledged by Lessor, said security deposit being given to secure the faithful performance by Lessee of all of the terms, covenants and conditions of this Lease to be kept and performed by Lessee. If Lessee shall fail to pay the rent herein reserved promptly when due or if Lessee violates any of the other terms, covenants or conditions of this Lease, said security deposit may, at the option of Lessor, be applied to any rent due and unpaid or to any damages suffered by Lessor as a result of Lessee's default. Nothing contained in this Section shall in any way diminish or be construed as waiving any of Lessor's other remedies as provided elsewhere in this Lease or at law or in equity. Should the entire security deposit or any portion thereof be applied by Lessor for the payment of sums due and payable to Lessor hereunder, Lessee shall, on the written demand of Lessor, remit to Lessor a sufficient amount in cash to restore said security deposit to its original amount. Should Lessee comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental herein provided for as it falls due, (including any Additional Rent due at the end of the Fiscal Year, which term is defined in Section 8 below, during which the Term expires or terminates), and all other sums payable by Lessee to Lessor hereunder, said security deposit shall be returned in fill to Lessee. Lessor shall have the right to commingle the security deposit with other finds of Lessor, and any interest earned shall be the property of Lessor. Lessor may deliver the security deposit to any purchaser of Lessor's interest in the Premises, and thereupon be discharged from further liability with respect to such deposit.


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     7.   BASE RENT. The Base Rent, which Lessee hereby agrees to pay to Lessor monthly, in advance, at Lessor's address stated above, shall be the equal to the product of (a) the "Annual RSF Factor, multiplied by the "Adjusted Base Rent Square Footage" set forth below, plus (b) the total net rentable square feet in the Premises from time to time subleased by Lessee multiplied by the annual base rent rate to be paid by the sublessee, multiplied by (c) 0.083333.

                  MONTHS                       ANNUAL RSF FACTOR
                  ------                       -----------------

                  1-12                               $14.75
                  13-36                              $15.75
                  37-72                              $16.75
                  73-96                              $17.75

The "Adjusted Base Rent Square Footage" means the sum of(i) 47,271 net rentable square feet, plus (ii) the excess of the number of net rentable square feet of the Premises from time to time actually occupied or used by Lessee over 47,271 net rentable square feet. The Adjusted Base Rent Square Footage may never be less than 47,271 net rentable square feet. For example, if during the first 12 months of the Term Lessee is using or occupying 50,000 rentable square feet of the Premises and subleasing an additional 20,000 rentable square feet of the Premises at abase rent rate of $15.00 per rentable square foot, then the Base Rent shall be $86,458.33 ($14.75 X [47,271 + 2,729] + $15.00 X [20,000] X 1/12).
The Base Rent shall be due and payable on the first day of each calendar month during the Term hereof, without offset or deduction, with a pro rata portion being due and payable in advance for any partial month occurring at the beginning of the Term.

MONTHLY

     8. ADDITIONAL RENT. Lessor agrees to pay all Operating Expenses (as defined in Section 10 below) (which includes the Management Fee described in
Section 10) up to a maximum amount of $2.02 per year for each square foot of rentable floor area in the Building ("Operating Cost Allowance"). In the event the Operating Expenses shall, in any Fiscal Year exceed the Operating Cost Allowance (prorated for any partial Fiscal Year at the beginning or end of the Term), Lessee agrees to pay to Lessor, as Additional Rent, Lessee's pro rata share of any such excess ("Excess Operating Expenses"). The term "Fiscal Year", as used herein, shall mean Lessor's fiscal year for accounting purposes which currently is the 12-month period beginning January 1 and ending December 31. Lessor shall have the right to change the Fiscal Year, from time to time, and, in such event, Lessor shall notify Lessee in writing of such change. Lessee's pro rata share shall be determined by multiplying the Excess Operating Expenses by a fraction, the numerator of which shall be the number of net rentable square feet in the Premises, and the denominator of which shall be the net rentable square footage in the Building, which may change from time to time utilizing BOMA (Building Owners and Managers Association) standards. Within 90 days following the completion of each Fiscal Year, Lessor will provide to Lessee a statement showing in reasonable detail the Operating Expenses for the preceding Fiscal Year, the Additional Rent due with regard to Lessee's share of the Excess Operating Expenses, and Lessor's reasonable estimate of Excess Operating Expenses for the then current Fiscal Year. Lessee shall, on or before 30 days following receipt of said statement, pay to Lessor the amount


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of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding Fiscal Year. Any overpayment will be credited by Lessor to Lessee's pro rata share of the estimated Excess Operating Expenses for the then current Fiscal Year. Lessee agrees to pay Additional Rent each month thereafter, in addition to Base Rent, in an amount necessary to amortize the estimated Excess Operating Expenses for the then current Fiscal Year (or the pro rata portion thereof, if applicable) over a period equal to the lesser of (i) the number of months remaining in the Term or
(u) the number of months remaining in the current Fiscal Year. Notwithstanding that the Term has expired or been terminated, Lessee shall remain liable for and agrees to pay to Lessor within 30 days following receipt of an invoice therefor, its pro rata portion of Excess Operating Expenses for the Fiscal Year (or portion thereof) during which the Term expired or was terminated. Lessee shall have the right, at its expense and at a reasonable time, to audit Lessor's books relevant to the Additional Rent due under this Section.

     9. PAYMENT OF RENTALS. Lessee covenants to promptly pay all rentals when due and payable. A late charge of ten percent (10%) shall be added to any payment of Base Rent or Additional Rent which is more than 10 days past due in order to compensate Lessor for the extra administrative expenses incurred, provided that the first 3 times during the Term that Lessee is delinquent in any payment of Base Rent or additional Rent, the 10% late charge will be waived so long as Lessee cures the default within 3 days of written notice from Lessor. If Lessor shall pay any monies or incur any expenses in correction of violations of the covenants herein set forth, the amounts so paid or incurred shall, on notice to Lessee, be considered additional rent payable by Lessee with the first installment of Base Rent thereafter to become due and payable, and may be collected or enforced as by law provided in respect of rentals.

     10. OPERATING EXPENSES. The term "Operating Expenses" means all of Lessor's costs, expenses and disbursements (but not acquisition of capital investment items, except as hereinafter expressly provided or specific costs billed to specific lessees) to operate and maintain the Land, the Building, and all improvements on the Land from time to time (to the extent and only to the extent same are Lessor's obligation to pay or furnish under the other provisions of this Lease), including, but not limited to, Lessor's costs of providing utilities, including, but not limited to lighting; porter services and supplies; refuse removal (if Lessor elects to furnish this service); landscaping, including irrigation; and general maintenance and repairs, including, but not limited to, repairs to roof surface and preventive maintenance, parking area restriping, exterior painting and other activities. Operating Expenses shall also include a reasonable amortization charge on account of any capital expenditure incurred to effect a reduction of Operating Expenses and a reasonable charge for amortization of all capital items Lessor installs (a) to reduce Operating Expenses, or (b) to promote safety, or (c) which Lessor is required to install on or for the benefit of the Building by any governmental law, code or - regulation passed or enacted on or after the Commencement Date, or (d) which is a replacement (as opposed to additions or new improvements) of items located in the common areas adjacent to the Building, the parking area and other facilities used in connection with the Building, or involving the exterior of the Building, including, but not limited to, the roof and structural elements. Additionally, Operating Expenses shall include all ad valorem taxes or assessments, and Annual Assessments of The Woodlands Community Association, Inc. and The Woodlands Commercial Owners Association, whichever is applicable, which accrue against the Building or the Land


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during the Term, together with all insurance premiums which Lessor is required to pay or deems necessary to pay with respect to the Building or the Land, including, but not limited to, casualty insurance and liability insurance, and a management fee ("Management Fee") of 5% of Lessee's annual Base Rent. Notwithstanding anything contained herein to the contrary, it is agreed that in the event not more than 95% of the rentable area in the Building is occupied during any Fiscal Year or in the event not more than 95% of the rentable area in the Building is provided with building standard services during any Fiscal Year, an adjustment shall be made in computing the Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been 95% occupied during such year and as though 95% of the Building had been provided with building standard services during such year.

     Notwithstanding anything contained herein to the contrary, if at the end of the Fiscal Year, the Land with the Building thereon, has not yet been placed on the tax rolls, the Fiscal Year ad valorem taxes and assessment shall be adapted and increased as if it had been.

     11. UTILITIES. Lessor shall make available to the Building gas, electricity, water and sewer facilities. Lessee agrees to assume all costs and expenses for water and sewer, except as herein provided, gas, electricity, telephone, and any other service needed for its use at the Premises, including any license or deposit required to establish or maintain such services, and the costs of installation, hook-up and metering. Lessor agrees to pay all costs and expenses for water and sewer service. The cost. of these services shall be included with Operating Expenses as defined in Section 10 hereof. Lessor, however, reserves the right to submeter, at Lessee's cost and expense, Lessee's water and sewer usage, charging Lessee at cost plus 15% overhead. Lessee shall promptly pay for all utility services furnished to the Premises during the term of this Lease. Lessor shall under no circumstances be liable to Lessee in damage or otherwise for any interruption in service of water, electricity, heating, air conditioning or other utilities or services caused by governmental regulation, emergencies, Acts of God, by the making of any necessary repairs or improvements, or by any cause beyond Lessor's reasonable control. Lessor shall endeavor in good faith to give at least 24 hours notice to Lessee when any necessary interruption in service will be made by Lessor.

     12. PEACEFUL ENJOYMENT. Lessee shall and may peacefully have, hold and enjoy the Premises for the Term, subject to the terms and conditions of this Lease, provided that Lessee pays the rentals and other sums herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Lessor's interest hereunder.

     13. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written - consent of Lessor. Lessor shall not be liable as a result of any such consent for completeness, design sufficiency, or compliance with any law, ordinance, order, rule, or regulation and Lessee shall indemnify, defend and hold Lessor harmless from all claims, demands, damages, causes of action or litigation, arising out of or resulting from such consent. Any and all alterations, additions or improvements, other than that portion of the initial Tenant


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improvements which are to be provided by Lessor pursuant to the terms of Exhibit
"B" hereto, shall be made at Lessee's sole expense. All such alterations, additions or improvements upon the earlier to occur of (i) the termination date of the Lease or (ii) Lessor's termination of Lessee's right of possession of the Premises pursuant to Section 29 of the Lease, shall become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however this clause shall not apply to removable equipment or furniture owned by Lessee and which can be removed without damage to the Building or the Premises, provided there is no default by Lessee in any of the terms and conditions of the Lease. Notwithstanding any provision in this Lease to the contrary, Lessee shall be solely responsible for, and shall release, indemnify, defend, and hold Lessor harmless from all damages for any bodily injury or property damage arising out of, the construction, installation, use, operation, maintenance, repair, replacement, or removal of all laboratories and "clean rooms" and all equipment, piping, and other secondary infrastructure related to such laboratories and "clean rooms" located in the Premises.

     14. EXTERIOR REPAIRS. Lessor will keep the exterior of the Building, including any doors, windows, or glass, in repair, provided Lessee shall give Lessor written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by the negligence of Lessee, its agents, employees, licensees or invitees, in which event Lessee shall be responsible therefor for the cost. Lessor shall be under no liability for repair, maintenance, alteration or any other action with reference to any plumbing, electrical or other mechanical installation within or serving the Premises or any part thereof, except for the service lines leading to the Premises.

     15. OPERATION BY LESSEE. Lessee agrees to (a) keep the inside of all glass in the doors and windows of the Premises clean; (b) keep all interior surfaces of the Premises clean; (c) replace promptly, at its expense, any cracked or broken window glass inside the Premises with glass of like kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed from the area; (f) have such garbage, trash, rubbish and refuse removed at its expense on a regular basis from location points and at such times as designated by Lessor, if said service is not provided by Lessor; (g) keep all mechanical apparatus free of vibration, noise or pollution which may be transmitted beyond the Premises; (h) comply with all laws, ordinances, rules and regulations of the Fire Underwriters Rating Bureau now or hereafter in affect; and (i) conduct its business in all respects in a dignified manner in accordance with high standards of business operation.

     In addition, Lessee shall not (a) place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or Building without the written consent of Lessor; (b) permit undue accumulation of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) cause or permit the parking of vehicles so as to interfere with the use of any driveway, walk, parking area, dock or other common facility in the area; (e) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which is immoral, disreputable or in violation of any legal direction of any public officer; or (f) occupy, use or permit the use or


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occupancy of any portion of the Premises for any business or purpose which, in the opinion of Lessor, reasonably formed, constitutes a public or private nuisance or unduly disturbs the business of other tenants in the Building.

Lessor shall have the right, upon written notice to Lessee, to provide for rubbish and refuse removal services as required of Lessee above, and Lessee agrees to reimburse Lessor for the cost incurred in providing such service within 30 days after receipt of a statement setting forth the cost of such service.

     Lessee agrees to discharge all waste materials from the Premises in compliance with the rules and regulations as set forth in The Woodlands Metro Center Municipal Utility District Policy Manual - Industrial Waste Discharges - Permits and Charges - No. R&S-50, issued July 12, 1979, with an effective date of July 12, 1979, as it may be amended from time to time. Lessee shall haul away for disposal at its own expense, any waste material not meeting the standards for discharge set forth in the above-referenced manual.

     Lessee shall comply, at Lessee's cost and expense, with all private restrictions encumbering the Land and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments, including all municipal and road utility districts and municipal utility districts, and all departments, commissions, boards and officers thereof, and any other body exercising similar functions, which now or hereafter may be applicable to the Premises, the improvements in the Premises, or to the use or manner of use of the Premises or the improvements, including but not limited to, all environmental laws and the Americans With Disabilities Act. In the event of a violation of any environmental law by Lessee and cleanup of contamination is required, in addition to all other remedies of Lessor under this Lease or at law or in equity, Lessee shall conduct a Standard 1 cleanup so that there is a total and complete removal of all contaminates from the Premises. Lessee agrees that no such cleanup shall be subject to a risk reduction standard and no deed recordation notice shall be recorded against the Premises.

     Lessee also agrees to comply with the Rules and Regulations of the Building, a copy of which is attached as EXHIBIT "C". Lessor may amend said Rules and Regulations, from time to time, if reasonably necessary for the safety, care, or cleanliness of the Building, provided that no amendment shall alter any covenant or provision contained in this Lease. Lessee agrees to comply with any amendment which is made to said rules and Regulations in compliance with the terms of this subsection.

     Lessee shall promptly pay directly to the taxing authority all sales and/or ad valorem taxes now or hereafter levied by separate bill on Lessee's personal property and leasehold improvements. Lessee waives all rights under applicable law to protest appraised values or receive notice of reappraisal regarding the Land and Building (including Lessor's personalty), irrespective of whether Lessor contests same. To the extent such waiver is prohibited, Lessee appoints Lessor as Lessee's attorney-in-fact, coupled with an interest, to appear and take all actions which Lessee would otherwise be entitled to take under applicable law.


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     16.  INTERIOR REPAIRS AND MAINTENANCE. Lessee will, at Lessee's cost and expense, keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, all heating and air conditioning equipment, and all interior windows or doors serving the Premises, in good order and repair, and will make all replacements thereto as its expense. Lessee will surrender the Premises at the expiration or earlier termination of this Lease, in as good condition as when received, excepting depreciation caused by ordinary wear and tear. Lessee will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Lessor's written approval, any additional electrical service which may be required in connection with Lessee's use or occupancy. Notwithstanding anything herein to the contrary,Lessor, and not Lessee, shall be liable for any and all interior repairs which may result from any structural failure of the Building, unless caused by Lessee, its agents, employees or invitees. Lessee will repair promptly, at its expense, any damage to the Premises caused by bringing into the Premises any property for Lessee's use, or by the installation or removal of such property, regardless of fault or by whom such damage was caused, unless caused by Lessor, its agents, employees or contracts. Upon execution of this Lease, Lessee, at its own cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with Lessor, or a maintenance contractor approved by Lessor, for servicing all hot water, heating, and air-conditioning systems and equipment within the Premises. If Lessee falls to make such repairs and/or to perform the maintenance and repairs to the Premises which are Lessee's obligation under this Lease, Lessor may make same, and Lessee agrees to pay, as additional rent, the cost thereof, plus 15% overhead, to Lessor promptly upon Lessor's demand therefor.

     17.  ROOF AND WALLS. Lessor or its designee shall have the exclusive right
(a) to use all or any part of the roof of the Building for any purpose including to erect additional stories or other structures over all or any part of the Premises, and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and (b) to install, maintain, use, repair and replace within the Premises, pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not materially interfere with Lessee's use thereof Lessee shall have no right to penetrate or erect improvements on the roof without the prior written consent of Lessor. Lessee shall be liable in damages to Lessor for any breach of this provision, including damages for loss of any and all warranties.

     18. SIGNS AND ADVERTISING. Lessee will not place or suffer to be placed or maintained on or displaced to the exterior of the Premises, any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the written approval of Lessor. Lessee will maintain any approved sign, decoration, lettering, advertising matter or other thing in good condition and repair at all times.

     19. ENTRY BY LESSOR. Lessee shall permit Lessor or Lessor's agents, representatives, or employees to enter upon the Premises at reasonable times, and upon having given Lessee reasonable advance notice, (a) to inspect the Premises, to determine whether Lessee is in compliance with the terms of this Lease; (b)to show the Premises to prospective purchasers,


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lessees, mortgagees, beneficiaries under trust deeds, or insurers (but as to prospective lessees only during the last 7 months of the Term), and (c) to make repairs, improvements, additions and alterations thereto, as Lessor is permitted to make according to the terms of the Lease. Any inspections of the Premises pursuant to this subsection shall be at Lessor's cost and expense; provided, however, in the event it is determined by Lessor that an environmental study should be conducted on the Premises and said environmental study determines that Lessee has not complied with all then existing environmental laws, Lessee shall reimburse Lessor for the cost of the study within 15 days after receipt of an invoice setting forth the cost, and Lessee shall promptly take all action necessary, at Lessee's sole expense, to remedy any noncompliance by Lessee discovered by such study in accordance with Section 15 above.

     20. LIENS. In the event that any mechanic's, materialman's, or other lien shall at any time be filed against the Premises, the Building or the Land purporting to be for work, labor, services or materials performed for or furnished to Lessee or anyone holding the Premises through or under Lessee, or arising out of any alleged act or omission of Lessee, Lessee shall forthwith cause the same to be properly bonded or released. If Lessee shall fail to cause such lien to be bonded or released within 15 days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Lessor, and all costs and expenses incurred by Lessor in procuring the discharge of such lien, including reasonable attorney's fees, shall be due and payable by Lessee to Lessor as additional rent on the first day of the next succeeding month. Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and that no mechanics', materialman's or other liens for any such labor or materials shall attach to or affect the estate or interest of Lessor in and to the Land or Building.

     21. SUBORDINATION. Lessee agrees that this Lease is and shall be subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that the holder of any such mortgage or deed of trust shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by the mortgagee, any purchaser at or in lieu of foreclosure or other party so long as Lessee is not in default under this Lease. In confirmation of such subordination, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may reasonably request. In the event of the enforcement by the trustee or the beneficiary under a mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the lessee of such successor in interest without change in the tenns or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by
(i) any payment of Base Rent or Additional Rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease; (ii) any amendment or modifications under this Lease made without the written consent of such trustee, beneficiary, or successor in interest; (iii) any default by the prior owner or Landlord in the observance or performance of any of its covenants or obligations hereunder, or (iv) any right of offset which Lessee may have had against the prior owner or


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


Landlord. Upon request by any successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

     Within 15 days after Lessor's request, Lessee agrees to execute an estoppel certificate or other agreement certifying to Lessor and/or any mortgagee of the Building such facts and agreeing to such reasonable notice provisions as such mortgagee may request in connection with Lessor's financing, subject, however, to the non-disturbance rights of Lessee above-described. If Lessee fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Lessor shall be deemed correct for all purposes, and all notice provisions and other matters in the certificate shall be deemed agreed to, but Lessor shall have the right to treat such failure or refusal as a default by Lessee.

     This Lease and all rights of Lessee hereunder are further subject and subordinate to the extent that the same relate to the Premises to all ground or underlying leases covering the. Land/or any part thereof which may now or hereinafter affect the Land or the Building, and any renewals or modifications thereof; provided, however that the holder of any ground lease or underlying leases covering the Land or the Building shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by such holder as long as Lessee is not in default under this Lease.

     22. CONDEMNATION. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Lessee is required to yield possession thereof to the condemning authority. Lessor shall, with reasonable diligence, make such repairs and alterations as may be necessary in order to restore the part not taken to a useful condition, and the Base Rent shall be reduced proportionately to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 4, either party may terminate this Lease within 30 days after Lessee is dispossessed, effective as of the date when Lessee is required to yield possession. All compensation awarded for any taking shall belong to and be the property of Lessor.

     23. FIRE AND CASUALTY. In the event of a fire or other casualty in the Premises, Lessee shall immediately give notice thereof to Lessor. If the Premises, through no fault or neglect of Lessee, its agents, employees, invitees, licensees or visitors, shall be destroyed by fire or other casualty so as to render the Premises untenantable, the rental herein shall be reduced proportionally to the portion of the Premises rendered untenantable until such time as the Premises are made tenantable by Lessor. If from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent and other sums owed hereunder up to the time of such destruction or casualty shall be paid by Lessee, and thenceforth this Lease shall cease and come to an end.

     24. CASUALTY INSURANCE. Lessor shall, at all times during the Term, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, licensed to do business in the State of Texas, insuring Lessor's interest in the Building against loss or damage by fire and other hazards within the coverage of a Texas standard special form extended coverage policy, for the full replacement value thereof, with payments for losses thereunder payable solely to Lessor or its designee. Lessee shall maintain in force a like policy insuring Lessee's interest in any furniture, equipment, machinery, goods or supplies which Lessee may bring or obtain upon the Premises, or any improvements which Lessee may construct thereon.

     25. LIABILITY INSURANCE. Lessee shall maintain, at its expense, at all times during the Term, a policy or policies of commercial general liability insurance, with the premiums thereon fully paid in advance, issued by (i) an insurance company or companies rated "A-" or higher under the most current edition of A.M. Best's Key Rating Guide, (ii) a Lloyds of London underwriter, or
(iii) an insurance company agreed to by Lessor. All insurers must be licensed to do business in the State of Texas. The insurance shall afford protection of not less than $500,000 combined single limit bodily injury and property damage per occurrence. The policy or policies shall name Lessor as an additional insured. As to any injury or damage occurring in or on the Premises, Lessee's insurance shall be primary. Lessee's policy shall contain an agreement by the insurer that such policy, or policies may not be canceled or materially modified without 30 days' prior notice to Lessor. Lessee shall provide Lessor a copy of the required policy or policies, or a certificate evidencing the required coverage, before beginning any work in the Premises or taking occupancy of same. Additionally, Lessee shall provide Lessor evidence of the renewal of each policy at least 30 days before the expiration of the policy.

     26. RELEASE OF CLAIMS; WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each waive any and all right of recovery, claim, action or cause of action against the other and its partners (if any), and the agents, officers, and employees of the other party or its partners, for any loss or damage:

          (i) to the Premises, the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause which could have been insured against under a Texas standard special form extended coverage insurance policy, or

          (ii) arising out of any business interruption, including but not limited to loss of profits, by reason of fire, the elements or any other cause,

regardless of cause or origin, including the sole or concurrent negligence of the other party or its partners, or the agents, officers, or employees of the other party or its partners. Lessor and Lessee covenant that no insurer shall hold any right of subrogation against the other party for losses which must be insured against by the terms of this Lease. This Section shall survive the termination of this Lease.

     27. RELEASE AND INDEMNIFICATION BY LESSEE. Subject to Section 26 above, Lessee releases and agrees to defend, indemnify and hold Lessor and its partners, and the agents, officers and employees of Lessor or its partners, harmless from and against all claims or causes of action for damage or injury or death to persons or property occurring on or in the Premises, including, but not limited to, any claims or causes of action caused by or resulting from (i) the sole or concurrent negligence, but not the gross negligence or willful misconduct of Lessor or its partners, or the agents, officers, or employees of Lessor or its partners, or
(ii) strict liability or product liability. This Section shall survive the termination of this Lease.

     28. HOLDING OVER. In the event of holding over by Lessee after the expiration or termination of the Term and without the written consent of Lessor, Lessee shall be a Tenant at will - and shall pay monthly rent equal to double the amount of all Base Rent, and Additional Rent payable during the last month of the Term. Further, Lessee shall indemnify Lessor against all claims for damages by any other lessee to whom Lessor may have leased all or any part of the Premises. Lessor may terminate the tenancy by giving written notice to Lessee. No holding over by Lessee, either with or without the consent and acquiescence of Lessor, shall operate to extend the Lease for a longer period than 1 month. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

     29. DEFAULT BY LESSEE. If (a) Lessee fails to timely pay any sum to be paid by Lessee under this Lease; (b) Lessee falls to perform any of its other duties or obligations under this Lease and such default continues for 20 days after Lessor delivers written notice to Lessee or deposits written notice in the
U. S. Mall addressed to Lessee's address above; (c) any of the following actions occur and Lessee fails to contest same using Lessee's best reasonable efforts, and cause same to be removed, dismissed, or vacated within 30 days from the date of entry or filing: (i) Lessee's interest under this Lease is levied on under execution or other legal process, or (ii) any petition is filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or (iii) any petition under the Bankruptcy Code is filed or other action taken to reorganize or modify Lessee's capital structure, or (iv) Lessee is declared insolvent according to law, or (v) any general assignment of Lessee's property is made for the benefit of creditors, or (vi) a receiver or trustee is appointed for Lessee or its property; (d) Lessee vacates or abandons the Premises; (e) if Lessee is a corporation, Lessee ceases to exist as a corporation in good standing in the State of Texas; or (1) if Lessee is a partnership or other entity, Lessee is dissolved or otherwise liquidated, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease. Upon the occurrence of any of the foregoing events, at Lessor's option, Lessor shall have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

          A. Lessor may terminate this Lease and forthwith repossess the Premises and recover damages in a sum of money equal to the total of (i) the cost of recovering the Premises, including the cost of the removal and storage of any of Lessee's possessions left within the Premises, (ii) the unpaid Base Rent and Additional Rent earned at the time of termination, plus interest thereon at the lesser of 18% or the then maximum interest rate permitted to be charged by applicable law ("Interest") from the due date until paid, (iii) thebalance of the Base Rent and Additional Rent for the remainder of the Term, discounted to its present value at the rate of 6% per annum, less the fair market rental value (allowing a reasonable period for reletting) of the Premises for said period (provided said sum shall not be less than zero), and (iv) any other sum of money and damages owed by Lessee to Lessor.

          B. Without terminating this Lease, Lessor may terminate Lessee's right of possession and repossess the Premises by forcible detainer suit or otherwise, without demand or notice of any kind to Lessee. If Lessor pursues this remedy, Lessor shall use reasonable efforts to relet the Premises for Lessee's account, for such rent and upon such terms and conditions as Lessor deems satisfactory. Lessor shall be deemed to have used "reasonable efforts" to relet the Premises if Lessor offers the Premises as "for lease" and entertains in good faith, bona fide offers to lease submitted to Lessor. In no event shall Lessor be obligated to lease the Premises in priority of other space in the Building or adjacent buildings owned by Lessor or any affiliate thereof. For the purpose of such reletting, Lessor is authorized to decorate or to make any repairs, changes, alterations or modifications in or to the Premises as it deems necessary to prepare the Premises to relet at Lessee's expense. If Lessor fails to relet the Premises, then Lessee shall pay to Lessor as damages a sum equal to the amount of the Base Rent and Additional Rent provided for in this Lease for such period or periods. If Lessor relets the Premises and fails to realize a sufficient sum from such reletting after deducting (a) the due and unpaid Base Rent and Additional Rent,
(b)the accrued Interest thereon, (c) the cost of recovering possession, (d) the costs and expenses of all decorations, repairs, changes, alteration and modifications, and (e) the expense of such reletting and the collection of the rent accruing therefrom, then Lessee shall pay to Lessor any such deficiency upon demand from time to time. Lessor may file one or more suits to recover any sums falling due under this Section from time to time. Any reletting shall not be an election by Lessor to terminate this Lease unless Lessor gives a writteiThotice of such intention to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default.

          C. Lessor may change the locks on the Premises. The Lessor will not have to give the Lessee a new key unless the Lessee cures the default(s); the new key will be provided only during Lessor's regular business hours.

     30. WAIVER. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.

     31.  LIEN FOR RENT. INTENTIONALLY DELETED.

     32. ASSIGNMENT BY LESSOR. Lessor shall have the right to sell, transfer or assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Land. In such event and upon the assumption by such transferee of Lessor's obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor hereunder.

     33. ASSIGNMENT BY LESSEE. Lessee shall not assign this Lease or any interest therein, nor sublet the Premises or any part thereof or any right or privilege appurtenant thereto, nor permit any other person, firm or entity to occupy or use the Premises or any portion thereof without first obtaining the written consent of Lessor. Lessor shall have the right, at its option, to terminate this Lease as to any portion of the Premises covered by a proposed assignment or sublease, or to approve any such assignment or sublease only upon the condition that (a) all rentals paid by the assignee or sublessee in excess of the rentals due from Lessee hereunder, shall be paid directly to Lessor,
(b) the proposed assignee or sublessee is financially capable of assuming Lessee's obligations hereunder, in the sole judgment of Lessor, (c) the rental to be paid by the proposed assignee or sublessee is equivalent to the then market rental for similar space in The Woodlands, and (d) the proposed assignee or sublessee agrees to use the Premises only for the uses permitted by Lessee under this Lease, and to comply with all of the other terms and conditions of this Lease. Otherwise,.Lessor's consent to any proposed sublease or assignment shall not be unreasonably withheld. Consent by Lessor to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by the same or another person. Consent to an assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be kept and performed by Lessee hereunder, unless Lessor specifically and in writing releases Lessee from said liability. In addition, an amendment, modification, or extension of the Lease after the assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be performed by Lessee hereunder. Any assignment or subletting by operation of law or otherwise, (including without limitation, a transfer of controlling interest in Lessee to any other person, firm or entity) without the prior written consent of Lessor, shall be void and shall, at the option of Lessor, terminate this Lease. Lessee covenants and agrees that when the prior written consent of Lessor is obtained, and in the event the subletting or assignment is to be arranged through public advertisement or listing of any kind, Lessee will treat all applications for sublease or assignment in a uniform manner and will award leases according to objective standards.

     Notwithstanding anything contained herein to the contrary, Lessor shall not be obligated to entertain or consider any request by Lessee to consent to any proposed assignment of this Lease or sublease of all or any part of the Premises unless each request by Lessee is accompanied by a nonrefundable fee payable to Lessor in the amount of $ 500.00 to cover Lessor's administrative, legal, and other costs and expenses incurred in processing each of Lessee's requests. Neither Lessee's payment nor Lessor's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Lessor to consent to Lessee's request.

     34.  TRANSFER OF CONTROL. INTENTIONALLY DELETED.

     35. NOTICES. Any notice required or permitted to be given pursuant to the terms of this Lease shall be sent by certified or registered U.S. mail to Lessor at 2201 Timberloch Place, The Woodlands, Texas 77380, Attn: Property Management, with a copy to Crescent Real Estate Equities Limited Partnership, 777 Main Street, Suite 2100, Fort Worth, Texas 76102, Attn: Legal Department, and to Lessee at 3608 Research Forest, Suite B7, The Woodlands, Texas 77381, Attn:
Chief Executive Officer. The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided. A notice shall be deemed given and received on the 3rd business day following deposit in the U. S. Mall as provided above.

     36. SEVERABILITY. If any of the provisions of this Lease shall contravene or be invalid under the laws of the particular state, county, or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

     37. CORPORATE AUTHORITY. If Lessee signs as a corporation, each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee is a duly organized and existing corporation, that Lessee has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.

     38. TITLE. This Lease is subject to all matters of record in the Real Property Records of Montgomery County, Texas. By execution of this Lease, Lessee consents to all plats and replats of the Land, if any, in compliance with all applicable laws.

     39. NOT AN OFFER. The submission of this Lease to Lessee shall not be construed as an offer, nor shall Lessee have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee.

     40. EXHIBITS. Riders and Addenda. This Lease also includes and incorporates herein for all purposes all attached Exhibits, Riders, and Addenda, if any.

     41. JOINT AND SEVERAL TENANCY. If more than one person executes this Lease as Lessee, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease as a Lessee.

     42. BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Lessor and Lessee, subject to the limitation on subleasing and assignment herein contained.

     43. ENTIRE AGREEMENT. This Lease shall constitute the sole and only agreement of Lessor and Lessee with regard to the Lease of the Premises, and shall supercede any prior or contemporaneous oral or written agreements. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

     44. PRONOUNS. Pronouns which refer to either Lessor or Lessee shall be construed to mean the appropriate number and gender intended.

     45. FORCE MAJEURE. If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (Lessee's financial inability, such as inability to obtain financing or lack of capital, excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, nothing in this Section shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder, except as may be expressly provided elsewhere in this Lease.

     46. NO PERSONAL LIABILITY OF LESSOR. ANY JUDGMENT RECOVERED BY ANY LESSEE PARTY AGAINST ANY LESSOR PARTY SHALL BE SATISFIED SOLELY OUT OF PROCEEDS RECEIVED AT JUDICIAL SALE UPON EXECUTION ANY LEVY MADE AGAINST LESSOR'S RIGHT, TITLE AND INTEREST IN THE BUILDING AND IN THE RENTS THEREFROM RECEIVABLE BY LESSOR THE LESSEE PARTIES ARE LESSEE, ITS SHAREHOLDERS, MEMBERS, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS, SUBLESSEES, LICENSEES AND INVITEES. THE LESSOR PARTIES ARE LESSOR, THE MANAGER OF THE BUILDING, LESSOR'S MORTGAGEE(S) AND ANY AFFILIATES OR SUBSIDIARIES OF THE FOREGOING, AND ALL OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, MEMBERS, PARTNERS, AGENTS AND CONTRACTORS. THE LESSOR'S MORTGAGEES ARE ANY MORTGAGEE, GROUND LESSOR, TRUSTEE UNDER A DEED OF TRUST, OR BUYER AT A FORECLOSURE OR TRUSTEE'S SALE. NEITHER LESSOR NOR ANY LESSOR PARTY SHALL OTHERWISE HAVE ANY PERSONAL, CORPORATE OR OTHER LIABILITY UNDER THIS LEASE. FOLLOWING ANY TRANSFER BY LESSOR OF ANY INTEREST IN THE PREMISES, LESSOR SHALL BE RELEASED FROM ALL OBLIGATIONS OF LESSORS THEREAFTER ARISING UNDER THIS LEASE, AND LESSEE SHALL ATTORN AND LOOK SOLELY TO LESSOR'S SUCCESSOR-IN-INTEREST FOR PERFORMANCE OF SUCH OBLIGATIONS.

     47. GENERAL. Time is of the essence of this Lease. All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas lease, and all of the terms hereof shall be construed according to the laws of the State of Texas. Said Lease shall be performable only in Montgomery County, Texas, and venue for any action hereunder shall lie exclusively in Montgomery County, Texas or in the Southern District of Texas, Houston Division, as appropriate.

     48. SUBLEASE OF THE PREMISES AND RIGHT TO TERMINATE. The parties do not contemplate that Lessee will initially use or occupy 71,868 net rentable square feet of space in the Premises. During the first two (2) years of the Term, Lessor shall reasonably assist Lessee in Lessee's attempts to market portions of the Premises as shown on Exhibit "A" attached hereto for sublease, but any such sublease shall be subject to the terms and conditions in Section 33. Any such sublease shall be at the prevailing market base rental rate and lease term for similar buildings in The Woodlands at the time of the sublease. In the event a portion of the Premises is sublet, the Base Rent shall be adjusted as described in Section 7 of the Lease. So long as a sublease remains in effect, it is understood and agreed that Lessor will not look to Lessee for the performance of any of the duties of the sublessor or sublessee under the sublease, agrees to indemnify and hold Lessee harmless for claims or causes of action arising out of Lessor's failure to perform the obligations of the sublessor under the sublease, releases and agrees to hold Lessee harmless from and against claims or causes of action arising out of the subtenant's occupancy of the Premises, and if the sublessee fails to pay the rental required thereunder, the Base Rent payable by the Lessee will be adjusted for the period of any rental default by the subtenant and the rental from the subtenant will not be used in the calculation of the Base Rent.

     At the end of the second (2) year of the Term, Lessor may, but is not obligated to, terminate this Lease as to any net rentable square feet of the Premises ("Unoccupied Portion") that Lessee, or a subtenant of Lessee (pursuant to Section 33), is not actually occupying, using, or subleasing, by written notice to Lessee delivered within 90 days after the end of such first year; notwithstanding the foregoing, however, the Premises shall not contain less than 47,271 net rentable square feet of space. If Lessor delivers such notice within the 90-day period, then the Lease shall terminate with respect to the Unoccupied Portion only 30 days after the date of Lessor's notice to Lessee. With regard to Lessee expanding its use or occupancy into any portion of the Premises that is not occupied or used on the day that Lessee initially takes occupancy of the Premises, Lessee must obtain Lessor's prior, written approval, which approval may not be unreasonably withheld, delayed or conditioned, of Lessee's space utilization plan before such use or occupancy to insure that (a) the expansion portion is contiguous to the portion of the Premises that Lessee is then currently using or occupying, and (b) the remaining unused or unoccupied portion of the Premises has reasonable (i) access to exits, restrooms, and other facilities, and (ii) availability of HVAC, heating, water, and wastewater services.



                           [INTENTIONALLY LEFT BLANK]

     IN TESTIMONY WHEREOF, the parties hereto have executed this Lease in multiple counterparts, each of which shall constitute an original but collectively shall constitute only one document.


                                         LESSOR:

                                         THE WOODLANDS LAND DEVELOPMENT COMPANY,
                                         L.P., a Texas limited partnership
                                         By:  The Woodlands Operating Company,
                                              L.P.
                                              a Texas limited partnership
                                              Its Authorized Agenet

                                              By: /s/ Michael H. Richmond
                                                 ------------------------
                                                 Title:  Michael H. Richmond
                                                 Title: President and CEO

                                         LESSEE:

                                         GENOMETRIX INCORPORATED
                                         a Delaware corporation

                                         By: /s/ Mitchell D. Eggers
                                             -----------------------------------
                                         Name: Mitchell D. Eggers
                                         Title: Chief Executive Officer

                                    EXHIBIT A

                          THE WOODLANDS RESEARCH FOREST
                                   8.016 ACRES

Being a 8.016 acre tract of land situated in Montgomery County, Texas in the John Taylor Survey, A-547, out of land owned by The Woodlands Land Development Company, L.P., a Texas limited partnership, by virtue of Memorandum of Merger and Ownership dated July 31, 1997 recorded in File No. 9747722 of the Montgomery County Real Property Records and being more particularly described by metes and bounds as follows with all control referred to the 1927 Texas State Plane Coordinate System, Lambert Projection, South Central Zone:

BEGINNING at a 5/8" iron rod set for the intersection of the northeast right-of-way line of Research Forest Drive as recorded in Cabinet "E", Sht 39-A of the Montgomery County Map Records with the southeast right-of-way line of New Trails Drive as recorded with The Woodlands Medical Research Park Section 3 as recorded in Cabinet "F", Sht. 110-B of the Montgomery County Map Records;

THENCE along the southeast right-of-way line of said New Trails Drive N 01o27'36" W. 35.36 feet to a 5/8" iron rod with aluminum cap set for corner,

THENCE continuing along said southeast right-of-way line N 43o32'24" E, 125.00 feet to a 5/8" iron rod with aluminum cap set for corner;

THENCE continuing along said southeast right-of-way line N 38o57'58" E, 213.95 feet to a 5/8" iron rod with aluminum cap set for corner,

THENCE leaving said right-of-way line S 63o49'24" B, 580.78 feet to a 5/8" iron rod with aluminum cap set for corner in the west line of that certain 50 foot wide Texas Intrastate Pipeline Company easement as recorded in Volume 603, Page 171 and Volume 594, Page 446 of the Montgomery County Deed Records;

THENCE along the west line of said pipeline easement S 02o48'57" E, 557.39 feet to a 5/8" iron rod with aluminum cap set for corner in the northeast right-of-way line of said Research Forest Drive;

THENCE with said northeast right-of-way line along a curve to the right an arc distance of 713.94 feet based on a radius of 1,651.9 1 feet, a central angle of 24o45'46" and having a chord which bears N 58a50'29" W a chord distance of
708.40 feet to a 5/8" iron rod with aluminum cap set for a point of tangency;

THENCE continuing along said northeast right-of-way line N 46o27'36" W, 223.68 feet to the POINT OF BEGINNING and containing 8.016 acres of land.

                                    EXHIBIT B


Re: Leasehold improvements for 47,271 rentable square feet (47,271 usable square feet) of space in a building known as Venture Technology Center XI in The Woodlands, Texas.

Gentlemen:

     Lessor is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above referenced space.

The cost of work is based upon the attached drawings dated TO BE DETERMINED ("TED"):

         Total Cost of Work (Not to Exceed)                   $        1,890,840
         Lessor Allowance                                     $        1,418,130
         Total Amount Due from Lessee                         $          472,710

     It is understood and agreed that the Total Cost of Work will include a 3% administrative fee for construction management, including, but not limited to, review of the plans, drawings, and specifications for the leasehold improvements, including, the mechanical systems and construction inspections. If the Total Cost of Work exceeds the Lessor Allowance and there is a Total Amount Due from Lessee, Lessee agrees either (a) to pay to Lessor the overage amount prior to moving into the space, or (b) to reduce the scope of work.

     If Lessor further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by Lessor, at your sole expense, as a tenant extra. Prior to commencing any such work requested by you, Lessor will submit to you written estimates of the cost of any such work within one (1) week from the date of submission thereof by Lessor, you Shall either provide written approval of the estimate for construction, submit to Lessor revisions in the plans and specifications, or notify Lessor that the work is no longer requested. You agree to pay Lessor promptly upon being billed therefore, the cost of all such work You agree that in the event of default in payment thereof, Lessor shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

     It is agreed that, notwithstanding the date provided in the Lease for the commencement of the lease Term, your obligation for the payment of rental thereunder shall not commence until Lessor has substantially completed all work to be performed by Lessor pursuant to this Exhibit "B", provided, however that if Lessor shall be delayed in substantially completing the work as required hereunder as a result of:

     (a) Your failure to timely furnish the information and approval as and when required;

     (b) Your request for materials, finishes or installations other than specified on pians attached;

     (c)  Your changes in approved plans or specifications; or

     (d) The performance by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation.

then the commencement of the term of the Lease and the payment of rent thereunder shall be accelerated by the number of days of such delay.

     Upon your approval as indicated below, Lessor will begin construction of your leasehold improvements and estimate construction completion within 14 weeks of commencement of construction.


                                          Sincerely,

________________         ________         By:_______________________________
Tenant Acceptance        Date                   Sales Director

                                             _______________________________
                                             Director of Tenant Improvements

                                    EXHIBIT C
                               TO LEASE AGREEMENT

                              RULES AND REGULATIONS

PASSAGE WAY OBSTRUCTION

The sidewalks, entries, passages, courts, corridors and stairways shall not be obstructed by any Lessee, its employees, contractors or agents, or used by them for other purposes than for ingress and egress to and from their respective suites.

UPKEEP OF PREMISES

All glass, locks and trimmings in or about the doors and windows, and all electric globes and shades belonging to the Building shall be kept whole, and whenever broken by the Lessee or its agents or invitees, shall be immediately replaced or repaired and put in order by Lessee under the direction and to the satisfaction of Lessor, and on removal shall be left whole and in good repair.

SKYLIGHTS AND WINDOWS

No floors, skylights or windows that reflect or admit light into the corridors or passage-ways, or to any other place in the Building, shall be covered or obstructed by any lessee. If Lessee desires blinds or window coverings, they must be of such shade, color, material and make as shall be prescribed by Lessor (and any awning proposed may be prohibited by Lessor).

SIGNAGE

No sign, advertisement, display, notice, or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside of the Premises, or inside, if visible from the outside of the Building, unless Lessor has approved in writing the color, size, style, and location thereof in the Building. There shall be no duty on Lessor to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building unless provided for in the Lease. In addition, no symbol, design, mark, or insignia adopted by Lessor for The Woodlands, or any part thereof, shall be used in connection with the conduct of Lessee's business in the Premises or elsewhere, without the prior written consent of Lessor. Signs on doors will be placed for Lessee by a tradesman appointed by Lessor, the cost to be paid by Lessee. A directory in a conspicuous place, with names of the lessees, will be provided by Lessor, any necessary revision in this will be made by Lessor within a reasonable time after notice from Lessee of the error or change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Lessor. Lessor shall have the right to remove all such signs and furniture without notice to Lessee, at the expense of Lessee.

NOISE

No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, by the emission of odors or in any other way. No dogs or other animals shall be allowed in the Building, except for guide animals of disabled persons. Guide animals, however, must not bother, threaten, or harm persons unless provoked.

USE OF PREMISES

No portion of the Building shall be used for living, sleeping, residential or lodging purposes, or for any immoral or unlawful purposes.

FIRE PROTECTION

Lessee shall not do or permit anything to be done in the Premises or the common areas of the Building, or bring or keep anything therein, which might invalidate or increase the rate of or make. inoperative fire insurance on the Building or property kept therein, or any other insurance policy carried by Lessor on the Building or any part thereof, or obstruct or interfere with the rights of other lessees, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or conflict with any of the rules or ordinances of any city, county, state or federal authority. Lessee shall not be permitted to use or keep in the Premises or any portion of the Building any kerosene, camphene or other burning or flammable fluids or explosives without the prior approval of Lessor.

PARKING

All vehicles will be parked within striped lanes. Parking across the stripes or in unmarked areas, blocking of walkways, loading areas, entrances or driveways will not be permitted. Unauthorized cars will not be allowed in the reserved parking areas. Should such a situation exist, Lessor, at its option, shall have the right to tow such vehicle away at the owner's expense.

JANITORIAL SERVICE

No Lessee shall employ any person or persons other than the janitor of the Lessor for the purpose of cleaning or taking care of the premises leased, without the written consent of Lessor. Lessor shall be in no way responsible to any Lessee for any loss of property from the leased premises, however occurring, or for any damage done to the furniture by the janitor or any of its employees, or by any other person or persons whomsoever. Any person or persons employed by Lessee, with the written consent of Lessor, must be subject to and under the control and direction of the janitor of the Building at all times while working in the Building. The janitor of the Building may at all times keep a pass key. The janitor and other agents of Lessor shall at all times be allowed admittance to said leased premises.

NON-STANDARD CLEANING AND MAINTENANCE

If Lessee requires cleaning or maintenance of specialty equipment or non-standard tenant improvement furnishings (i.e., glass panels, special art decor, non-standard floor coverings, nonstandard lighting and specialized equipment) as determined by Lessor, Lessee shall pay any additional cost attributable thereto, plus 15% overhead.

EXCESS TRASH DISPOSAL

In the event Lessee must dispose of crates, boxes, etc., which will not fit into office waste paper baskets, it will be the responsibility of Lessee to dispose of same. In no event will Lessee set such items in the public areas of the Building.

DEBRIS AND WASTE MATERIAL

Nothing shall be thrown out of the windows of the Building, or down the stairways or other passages. Lessee will dispose of only Waste Materials in its waste paper baskets. Waste material is all solid waste (including recyclable materials) generated by Lessee, specifically excluding any radioactive, volatile, corrosive, highly flammable explosive, biomedical, infectious biohazardous, toxic or hazardous material defined by applicable federal, state or local regulations.

CARPET DAMAGE

Lessee will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, water staining from planters, excessive wearing by roller chairs and metal objects.

MOVES

Movement in or out of the Building of furniture, equipment or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby, shall be under the supervision of; and shall be restricted to hours designated by Lessor. such movement shall be carried out in the manner agreed upon between Lessee and Lessor by prearrangement before performance. At the time of such prearrangement, Lessor will set time, method and routing of movement as well as limitations imposed by safety or other concerns which may prohibit any item from being brought into the Building. Lessee assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and/or properties arising in connection with any said movement.

Moves are to be scheduled, unless otherwise provided, for after 5:00 pm Monday through Friday, and from 8:00 am to 6:00 pm on Saturdays and Sundays, legal holidays excepted.

HEAVY EQUIPMENT

All safes or other heavy articles shall be carried up or into the premises only at such times and in such manner as shall be prescribed by Lessor, and Lessor shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by Lessee. Defacing or injuring in any way any part of the Building by Lessee, its agents or servants, shall be paid for by Lessee.

BUILDING HOURS -- INTENTIONALLY DELETED

PROTECTION OF PREMISES

Lessee shall have the responsibility for protecting the Premises from theft, robbery and pilferage.

AFTER HOURS AIR CONDITIONING AND HEATING - INTENTIONALLY DELETED

NON-STANDARD USAGE OF UTILITIES AND SUPPLIES

Lessor reserves the right to sub-meter and charge at cost plus 15% overhead any non-standard use of electricity, natural gas, water and other supplies of the Building as determined by Lessor.

WATER USAGE

The water closets and other water fixtures shall not be used for any purpose other than those for which they were intended, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

LOCKS AND KEYS

Lessor agrees to furnish Lessee two keys for the doors entering the Building, Lessee's suite and each entry door therein. Any additional keys will be furnished at a charge by Lessor equal to its cost plus 15% overhead. No additional locks shall be placed upon any doors without the written consent of Lessor, nor shall any duplicate keys be made. All necessary keys shall be furnished by Lessor, and the same shall be surrendered upon the termination of this lease, and Lessee shall then give to Lessor or its agents explanation of the combination of all locks upon the doors of vaults.

ELECTRICAL AND TELEPHONE SERVICE

If Lessee desires telegraphic, telephonic or other electric connections, Lessor or its agents will direct the electricians as to where and how the wires may be introduced, and without such direction no boring or cutting for wires will be permitted. Access to any mechanical, electrical or telephone rooms must be approved by Lessor.

ALTERATIONS AND CONTRACTOR APPROVAL

All contractors and/or technicians performing any alterations for Lessee within the Building must be referred to Lessor for approval and shall, prior to commencement, execute proper lien waivers.

ANTENNAE AND AERIALS

No aerial or antenna, including but not limited to, a satellite dish, shall be erected on the roof or exterior walls of the Premises or Building in which the Premises is a part without, in each instance, the prior written consent of Lessor. Any aerial or antenna so installed without such written consent shall be subject to removal by Lessor without notice at any time.

ADDITIONAL RULES AND REGULATIONS

Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and its occupants and for the preservation of good order therein.


                                             /s/ Mitchell D. Eggers
                                             __________________________________
                                             LESSEE

                                             /s/ F. Earl Higgins
                                             __________________________________
                                             F. Earl Higgins,
                                             Vice President, Property Management